FOR IMMEDIATE RELEASE

NEXTMEDIA REPORTS 2005 THIRD QUARTER RESULTS

Denver, Colorado, October 18, 2005 – NextMedia Operating, Inc. announced today financial results for the three months and nine months ended September 30, 2005.

Actual Financial Results

Dollars in millions

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change
Net Revenue	$33.1	$28.9	14.5%	$88.0	$79.0	11.4%
Operating expenses	19.5	16.8	16.1%	53.1	48.6	9.3%
Corporate expenses	2.0	2.1	-4.8%	6.9	6.2	11.3%
Depreciation and amortization	3.6	4.0	-10.0%	11.0	10.7	2.8%
Impairment Loss	—	17.0		—	17.0
LMA fees	1.0	0.3		1.1	0.3

Operating income	7.0	(11.3)		15.9	(3.8)
Interest expense, net	6.9	6.1		20.0	18.2
Write off of deferred financing costs due to extinguishment of debt	—	—		—	1.5
Other (income) expense	(1.1)	0.3		1.8	(3.5)

Income (loss) from continuing operations before income taxes	1.2	(17.7)		(5.9)	(20.0)
Provision for taxes	2.3	2.2		6.9	1.0

Income (loss) from continuing operations	(1.1)	(19.9)		(12.8)	(21.0)

Discontinued operations:
Income (loss) from discontinued operations	0.3	0.4		0.5	0.6

Net Income (loss)	$(0.8)	$(19.5)		$(12.3)	$(20.4)

Non-GAAP Measures (see discussion below):
BCF	$13.6	$12.1	12.4%	$34.9	$30.4	14.8%
Adjusted EBITDA	11.6	10.0	16.0%	28.0	24.2	15.7%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 1 to this release.

Pro Forma Financial Results (see discussion below)

Dollars in millions

	Three Months Ended September 30,				Nine Months Ended September 30,				LTM Ended September 30,
	2005	2004	$ Change	% Change	2005	2004	$ Change	% Change	2005
Radio	$21.6	$20.6	$1.0	4.9%	$62.5	$59.1	$3.4	5.8%	$84.0
Outdoor	12.3	10.3	2.0	19.4%	33.0	28.3	4.7	16.6%	42.9

Net Revenue	$33.9	$30.9	$3.0	9.7%	$95.5	$87.4	$8.1	9.3%	$126.9

Radio	$12.8	$11.8	$1.0	8.5%	$37.7	$34.8	$2.9	8.3%	$50.0
Outdoor	7.2	6.0	1.2	20.0%	19.8	17.1	2.7	15.8%	26.2

Operating Expenses	$20.0	$17.8	$2.2	12.4%	$57.5	$51.9	$5.6	10.8%	$76.2

Radio	$8.8	$8.8	$—	0.0%	$24.8	$24.3	$0.5	2.1%	$34.0
Outdoor	5.1	4.3	0.8	18.6%	13.2	11.2	2.0	17.9%	16.7

BCF	$13.9	$13.1	$0.8	6.1%	$38.0	$35.5	$2.5	7.0%	$50.7

Corporate Expenses	$2.0	$2.1	$(0.1)	-4.8%	$6.9	$6.2	$0.7	11.3%	$9.1

Adjusted EBITDA	$11.9	$11.0	$0.9	8.2%	$31.1	$29.3	$1.8	6.1%	$41.6

The pro forma results reflect the effect of the completed and pending transactions described below as if the transactions occurred at the beginning of the pro forma periods. Schedule 2 to this release reconciles each non-GAAP measure presented in the table above to the most directly comparable GAAP measure.

Discussion of Non-GAAP Measures

Throughout this release, the Company refers to certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP; namely Broadcast/Billboard Cash Flow (“BCF”), Adjusted EBITDA and last twelve months (“LTM”). BCF is defined as operating income before local marketing agreement fees, impairment losses, depreciation, amortization, and corporate expenses and excludes other (income) expense and discontinued operations. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as operating income before local marketing agreement fees, impairment losses, depreciation and amortization. Because this definition excludes certain operating expenses and losses from discontinued operations and other (income) expense which is primarily comprised of (i) gains and losses on the Company’s interest rate swaps and (ii) gains and losses on asset sales and dispositions, it is not referred to as EBITDA and may not be comparable to EBITDA as reported by other companies in our industry. The Company has calculated LTM results by adding the pro forma results for the nine months ended September 30, 2005 to the pro forma results for the quarter end December 31, 2004.

BCF measures the amount of income before local marketing agreement fees, impairment losses, corporate expenses, depreciation and amortization generated each period solely from the operations within the control of market level management. Because BCF does not include local marketing agreement fees, impairment losses, corporate expenses or charges for capital items, which are controlled at the corporate management level, we believe it represents the most relevant measure of market level management performance. As such, BCF is the measure most often used by corporate level management to monitor the performance of radio and outdoor market level management. In addition, because BCF excludes charges for corporate expenses, capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s market level management with its peers because the industry in which the Company operates is characterized by variations in corporate structure and cost, capital structure and tax position.

Adjusted EBITDA measures the amount of income generated each period which is available for capital investment, debt service and taxes after the incurrence of market and corporate expenses. Because Adjusted EBITDA excludes charges for capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s corporate management with its peers because the industry in which the Company operates is characterized by variations in capital structure, tax position and asset purchase and sale activity. For the same reason, Adjusted EBITDA excludes other (income) expense which is primarily comprised of gains and losses on asset sales, unrealized gains and losses on our interest rate swaps, and losses on disposals of assets.

Although BCF and Adjusted EBITDA are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company’s operating performance. Management uses these measures as the key indicators of market level operating performance, company-wide financial performance and overall profitability. Additionally, these measures are widely used to evaluate performance and to value companies in the radio and outdoor advertising industries and by the investors who follow these industries. Because BCF and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income or net income (loss) as an indicator of operating performance. In addition, these measures do not necessarily represent funds available for discretionary use, and are not necessarily a measure of the Company’s ability to fund its cash needs. Because these measures exclude certain financial information compared with net income (loss), users of this financial information should consider the types of events and transactions which are excluded.

Additionally, the Company presents certain financial data (both GAAP and non-GAAP) on a pro forma basis. Pro forma includes the historical results of all assets owned and operated as of the date of this release and eliminates the results of operations of assets disposed of prior to the date of this release, for all periods presented. As a result, except as otherwise provided in this release, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed of in the future. This basis of presentation is also non-GAAP. Because the Company has grown through a series of acquisitions, management believes that a pro forma presentation is useful insofar as it presents the historical financial performance of the assets operated by the Company. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in Schedules 1 and 2 to this release. To present results for each of the three month periods ended September 30, 2004 and 2005 on a pro forma basis, actual results have been adjusted for the Company’s acquisitions and dispositions shown below:

Transaction Name	Transaction Type	Markets Affected	Division	Completed
WCCQ-FM	Acquisition	Joliet	Radio	Jan-04

Connecticut/Northern Colorado	Exchange	New Jersey, Connecticut, Northern Colorado	Outdoor	Jun-04

Wilmington	Acquisition	Coastal Carolina Region	Radio	Feb-05

Eastern/Outer Banks	Acquisition	Coastal Carolina Region	Outdoor	Aug-05

Reno/Lubbock	Disposition	Reno, Lubbock	Radio	Pending

San Jose, California	Acquisition/under LMA	San Jose	Radio	Pending

WDDW-FM (formerly WEXT-FM)	Disposition	Kenosha/Milwaukee	Radio	Pending

Results for the Three Months Ended September 30, 2005

GAAP Measures

For the three months ended September 30, 2005, net revenue increased 14.5% to $33.1 million compared to $28.9 million for the three months ended September 30, 2004. Operating income increased to $7.0 million for the three months ended September 30, 2005 from an $11.3 million loss for the three months ended September 30, 2004. Loss from continuing operations decreased from $19.9 million for the three months ended September 30, 2004 to $1.1 million for the three months ended September 30, 2005. Income from discontinued operations declined from $0.4 million for the three months ended September 30, 2004 to $0.3 million for the three months ended September 30, 2005. Net loss decreased from $19.5 million for the three months ended September 30, 2004 to $0.8 million for the three months ended September 30, 2005.

Non-GAAP Measures

BCF for the three months ended September 30, 2005 increased 12.4% to $13.6 million compared to $12.1 million for the three months ended September 30, 2004. Adjusted EBITDA for the three months ended September 30, 2005 increased 16.0% to $11.6 million compared to $10.0 million for the three months ended September 30, 2004.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the three months ended September 30, 2005 increased 9.7% to $33.9 million compared to $30.9 million for the three months ended September 30, 2004. Pro forma BCF for the three months ended September 30, 2005 increased 6.1% to $13.9 million from $13.1 million for the three months ended September 30, 2004. Pro forma Adjusted EBITDA for the three months ended September 30, 2005 increased 8.2% to $11.9 million from $11.0 million for the three months ended September 30, 2004.

On a pro forma basis, radio division net revenue increased 4.9% to $21.6 million for the three months ended September 30, 2005 from $20.6 million for the three months ended September 30, 2004. Radio division pro forma BCF is unchanged for the three months ended September 30, 2005 from the three months ended September 30, 2004. On a pro forma basis, outdoor division net revenue increased 19.4% to $12.3 million for the three months ended September 30, 2005 from $10.3 million for the three months ended September 30, 2004. Outdoor division pro forma BCF increased 18.6% to $5.1 million for the three months ended September 30, 2005 from $4.3 million for the three months ended September 30, 2004.

Results for the Nine Months Ended September 30, 2005

GAAP Measures

For the nine months ended September 30, 2005, net revenue increased 11.4% to $88.0 million compared to $79.0 million for the nine months ended September 30, 2004. Operating income increased to $15.9 million for the nine months ended September 30, 2005 from a $3.8 million loss for the nine months ended September 30, 2004. Loss from continuing operations decreased from $21.0 million for the nine months ended September 30, 2004 to $12.8 million for the nine months ended September 30, 2005. Income from discontinued operations declined from $0.6 million for the nine months ended September 30, 2004 to $0.5 million for the nine months ended September 30, 2005. Net loss decreased from $20.4 million for the nine months ended September 30, 2004 to $12.3 million for the nine months ended September 30, 2005.

Non-GAAP Measures

BCF for the nine months ended September 30, 2005 increased 14.8% to $34.9 million compared to $30.4 million for the nine months ended September 30, 2004. Adjusted EBITDA for the nine months ended September 30, 2005 increased 15.7% to $28.0 million compared to $24.2 million for the nine months ended September 30, 2004.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the nine months ended September 30, 2005 increased 9.3% to $95.5 million compared to $87.4 million for the nine months ended September 30, 2004. Pro forma BCF for the nine months ended September 30, 2005 increased 7.0% to $38.0 million from $35.5 million for the nine months ended September 30, 2004. Pro forma Adjusted EBITDA for the nine months ended September 30, 2005 increased 6.1% to $31.1 million from $29.3 million for the nine months ended September 30, 2004.

On a pro forma basis, radio division net revenue increased 5.8% to $62.5 million for the nine months ended September 30, 2005 from $59.1 million for the nine months ended September 30, 2004. Radio division pro forma BCF increased 2.1% to $24.8 million for the nine months ended September 30, 2005 from $24.3 million for the nine months ended September 30, 2004. The increase in net revenue and BCF is primarily attributable to the pro forma effect of the Company’s pending acquisition of KBAY-FM which is not included in the company’s pro forma results for the nine months ended September 30, 2004 as it was part of a combined operation with a San Francisco radio station. Accordingly, current year results are not comparable to the prior period. On a pro forma basis, outdoor division net revenue increased 16.6% to $33.0 million for the nine months ended September 30, 2005 from $28.3 million for the nine months ended September 30, 2004. Outdoor division pro forma BCF increased 17.9% to $13.2 million for the nine months ended September 30, 2005 from $11.2 million for the nine months ended September 30, 2004.

Liquidity and Financial Position

At September 30, 2005, the Company had long-term debt of $270.7 million and cash on-hand of approximately $3.4 million. The table below shows the Company’s actual and pro forma capitalization at September 30, 2005. The pro forma capitalization table gives effect to the pending transactions listed in the “Acquisitions and Dispositions” section below.

	Actual Capitalization at September 30, 2005	Pro Forma Capitalization at September 30, 2005
(In thousands)
Cash and short-term investments	$3,401	$3,401

Senior credit facility	$72,500	$112,550
10.75% senior subordinated notes[1]	198,186	198,186

Total debt[1]	$270,686	$310,736

Net debt	$267,285	$307,335
Stockholder’s equity	246,541	246,541

Total Capitalization[1]	$513,826	$553,876

[1]	The Company has commenced an offer to purchase any and all senior subordinated notes. The offer is currently scheduled to expire on November 8, 2005, subject to extension. The offer is subject to numerous conditions, including a financing condition.

Acquisitions and Dispositions

On August 12, 2005, the Company acquired the assets of Eastern Outdoor, Inc. for $16,250, excluding acquisition costs. As a result of the acquisition, the Company acquired approximately 486 outdoor displays located in 14 counties in eastern North Carolina.

On September 29, 2005, the Company signed an amendment to its previously announced definitive agreement with affiliates of Wilks Broadcast Group LLC. The Company will sell four radio stations in Lubbock, Texas and four radio stations in Reno, Nevada to affiliates of Wilks Broadcast Group LLC for $31.0 million in cash and a $3.0 million guaranteed promissory note. The transaction is expected to close in October 2005.

On October 6, 2005, the Company announced that it signed a definitive agreement to sell WDDW-FM (formerly WEXT-FM) in Milwaukee, Wisconsin to Bustos Media LLC for $10.2 million in cash. Bustos Media will begin operating the station under a local marketing agreement on November 1, 2005. The transaction is expected to close in December 2005, pending FCC approval.

Capital Expenditures

The following table sets forth the Company’s capital expenditures for the nine months ended September 30, 2005. Recurring capital expenditures are related to the maintenance of the Company’s existing broadcast facilities and outdoor structures. Non-recurring capital expenditures are related primarily to radio signal upgrades and facility consolidations. Revenue producing capital expenditures are related to the construction of new outdoor structures that management believes will generate future revenues. Management believes that identifying the various components of the Company’s total capital expenditures enables investors to better understand the types of capital projects the Company undertakes and their potential impact on future financial results. This table may not be indicative of future capital expenditures.

Nine Months Ended September 30, 2005
(in thousands)
Recurring	$2,554
Non-recurring	382
Revenue producing	784

Total capital expenditures	$3,720

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 58 stations in 14 markets throughout the United States and more than 5,200 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 2,100 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Tailwind Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the Company’s directors or officers, primarily with respect to future operating performance of the Company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.

(Financial Tables Attached)

Contact:

Sean Stover

Chief Financial Officer

NextMedia Group, Inc.

sstover@nextmediagroup.net

303-694-9118

Todd St. Onge / Kim Holt

Brainerd Communicators, Inc.

212-986-6667 stonge@braincomm.com

holt@braincomm.com

Schedule 1

Reconciliation of Non-GAAP

Actual Financial Results

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Reconciliation of BCF:
Net income (loss)	$(0.8)	$(19.5)	$(12.3)	$(20.4)
Plus:
(Gain)/loss from discontinued operations	(0.3)	(0.4)	(0.5)	(0.6)
Non-cash taxes	2.3	2.2	6.9	1.0
Other (income) expense	(1.1)	0.3	1.8	(3.5)
Impairment loss	—	17.0	—	17.0
Write off of deferred financing costs	—	—	—	1.5
Interest expense, net	6.9	6.1	20.0	18.2
LMA fees	1.0	0.3	1.1	0.3
Depreciation and amortization	3.6	4.0	11.0	10.7
Corporate expenses	2.0	2.1	6.9	6.2

BCF	$13.6	$12.1	$34.9	$30.4

Reconciliation of Adjusted EBITDA:
Net income (loss)	$(0.8)	$(19.5)	$(12.3)	$(20.4)
Plus:
(Gain)/loss from discontinued operations	(0.3)	(0.4)	(0.5)	(0.6)
Non-cash taxes	2.3	2.2	6.9	1.0
Other (income) expense	(1.1)	0.3	1.8	(3.5)
Impairment loss	—	17.0	—	17.0
Write off of deferred financing costs	—	—	—	1.5
Interest expense, net	6.9	6.1	20.0	18.2
LMA fees	1.0	0.3	1.1	0.3
Depreciation and amortization	3.6	4.0	11.0	10.7

Adjusted EBITDA	$11.6	$10.0	$28.0	$24.2

Schedule 2

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of pro forma radio net revenue:	2005	2004	2005	2004
Actual radio net revenue	$23.1	$21.2	$62.0	$57.8
Adjustment due to discontinued operations/dispositions	(2.3)	(2.4)	(6.4)	(6.3)
Adjustment due to acquisitions	0.8	1.8	6.9	7.6

Pro forma radio net revenue	21.6	20.6	62.5	59.1

Reconciliation of pro forma outdoor net revenue:
Actual outdoor net revenue	12.1	9.8	31.7	26.8
Adjustment due to dispositions	0.0	0.0	0.0	(3.6)
Adjustment due to acquisitions	0.2	0.5	1.3	5.1

Pro forma outdoor net revenue	12.3	10.3	33.0	28.3

Reconciliation of total pro forma net revenue:
Actual net revenue	35.2	31.0	93.7	84.6
Adjustment due to discontinued operations/dispositions	(2.3)	(2.4)	(6.4)	(9.9)
Adjustment due to acquisitions	1.0	2.3	8.2	12.7

Pro forma net revenue	$33.9	$30.9	$95.5	$87.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Reconciliation of pro forma radio operating expenses:
Actual radio operating expenses	$13.9	$12.5	$38.4	$35.1
Adjustment due to discontinued operations/dispositions	(1.6)	(1.6)	(4.7)	(4.5)
Adjustment due to acquisitions	0.5	0.9	4.0	4.2

Pro forma radio operating expenses	12.8	11.8	37.7	34.8

Reconciliation of pro forma outdoor operating expenses:
Actual outdoor operating expenses	7.1	5.8	19.0	17.7
Adjustment due to dispositions	0.0	0.0	0.0	(3.2)
Adjustment due to acquisitions	0.1	0.2	0.8	2.6

Pro forma outdoor operating expenses	7.2	6.0	19.8	17.1

Reconciliation of total pro forma operating expenses:
Actual operating expenses	21.0	18.3	57.4	52.8
Adjustment due to discontinued operations/dispositions	(1.6)	(1.6)	(4.7)	(7.7)
Adjustment due to acquisitions	0.6	1.1	4.8	6.8

Pro forma operating expenses	$20.0	$17.8	$57.5	$51.9

Schedule 2 continued

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Reconciliation of pro forma BCF by division:
Radio operating income	$6.4	$6.6	$17.2	$17.5
Plus:
LMA fees	1.0	0.3	1.1	0.3
Depreciation and amortization	1.2	1.1	3.9	3.4
Adjustment due to dispositions	(0.1)	(0.1)	(0.2)	(0.3)
Adjustment due to acquisitions	0.3	0.9	2.8	3.4

Pro forma radio BCF	$8.8	$8.8	$24.8	$24.3

Outdoor operating income	$2.7	$(15.7)	$5.5	$(15.0)
Plus:
Depreciation and amortization	2.3	2.8	7.1	7.2
Impairment loss	0.0	17.0	0.0	17.0
Adjustment due to dispositions	0.0	0.0	0.0	(0.5)
Adjustment due to acquisitions	0.1	0.2	0.6	2.5

Pro forma outdoor BCF	$5.1	$4.3	$13.2	$11.2

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of pro forma BCF:	2005	2004	2005	2004
Net income (loss)	$(0.7)	$(19.5)	$(12.3)	$(20.4)
Plus:
(Gain)/loss from discontinued operations	(0.3)	(0.4)	(0.5)	(0.6)
Non-cash taxes	2.3	2.2	6.9	1.0
Other (income) expense	(1.1)	0.3	1.8	(3.5)
Write off of deferred financing costs	0.0	0.0	0.0	1.5
Impairment loss	0.0	17.0	0.0	17.0
Interest expense, net	6.9	6.1	19.9	18.2
LMA fees	1.0	0.3	1.1	0.3
Depreciation and amortization	3.5	4.0	11.0	10.7
Corporate expenses	2.0	2.1	6.9	6.2
Adjustment due to dispositions	(0.1)	(0.1)	(0.2)	(0.8)
Adjustment due to acquisitions	0.4	1.1	3.4	5.9

Pro forma BCF	$13.9	$13.1	$38.0	$35.5

Reconciliation of pro forma Adjusted EBITDA:
Net income (loss)	$(0.7)	$(19.5)	$(12.3)	$(20.4)
Plus:
(Gain)/loss from discontinued operations	(0.3)	(0.4)	(0.5)	(0.6)
Non-cash taxes	2.3	2.2	6.9	1.0
Other (income) expense	(1.1)	0.3	1.8	(3.5)
Write off of deferred financing costs	0.0	0.0	0.0	1.5
Impairment loss	0.0	17.0	0.0	17.0
Interest expense, net	6.9	6.1	19.9	18.2
LMA fees	1.0	0.3	1.1	0.3
Depreciation and amortization	3.5	4.0	11.0	10.7
Adjustment due to dispositions	(0.1)	(0.1)	(0.2)	(0.8)
Adjustment due to acquisitions	0.4	1.1	3.4	5.9

Pro forma Adjusted EBITDA	$11.9	$11.0	$31.1	$29.3